Exhibit 99.1

PRESS RELEASE

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

COTT ANNOUNCES CLOSING OF THE SALE OF ITS

TRADITIONAL BEVERAGE MANUFACTURING BUSINESS TO

REFRESCO IN ALL-CASH TRANSACTION

TORONTO, ON and TAMPA, FL – January 30, 2018 – Cott Corporation (NYSE:COT; TSX:BCB) today announced that it has closed the previously announced sale of its traditional beverage manufacturing business (“Cott Beverages”) to Refresco (Euronext: RFRG) for USD $1.25 billion. The transaction includes Cott’s North America, U.K., and Mexico businesses (excluding the RCI International division and its associated concentrate facility as well as the Aimia Foods division).

“I would like to take this opportunity to thank all of the management and team members of Cott Beverages who have worked so hard to manage the business over the years and bring this transaction to fruition,” said Jerry Fowden, Cott’s Chief Executive Officer. “The sale of our traditional beverage manufacturing business allows us to significantly deleverage our balance sheet and positions us well to focus on accelerating growth across our route-based services platform in water, coffee, tea, extracts and filtration solutions,” continued Mr. Fowden.

The transaction is expected to:

•	Improve top-line growth and stability

•	Enhance overall gross profit and EBITDA margins

•	Reduce net leverage

•	Decrease customer concentration

•	Reduce commodity exposure

•	Shift Cott’s core focus to route-based services in the growing categories of water, coffee, tea, extracts and filtration

The sale proceeds are being used to redeem the remaining $250 million of our 10% DS senior secured notes and $525 million of our 5.375% notes, and to pay off the outstanding balance on our asset-based lending facility.

ABOUT COTT CORPORATION

Cott is a route-based service company with a leading volume-based national presence in the North America and European home and office bottled water delivery industry and a

PRESS RELEASE

leader in custom coffee roasting, blending of iced tea, and extract solutions for the U.S. foodservice industry. Our platform reaches over 2.3 million customers or delivery points across North America and Europe supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors. This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the potential impact the transaction will have on Cott and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the transaction will harm Cott’s business; and the effect of economic, competitive, legal, governmental and technological factors on Cott’s business.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

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